Second Amendment to Mirage Resorts, Incorporated
          Non-Qualified Deferred Compensation Plan

WHEREAS, Mirage Resorts, Incorporated maintains a Non-
Qualified Deferred Compensation Plan effective as of
February 1, 1997, as amended by a First Amendment thereto effective as of February 20, 1997 (as so amended, the "Deferred Compensation Plan"); and

WHEREAS, the Board of Directors desires to amend the terms of the Deferred Compensation Plan in certain respects as permitted by Section 8.4 of the Deferred Compensation Plan, without affecting in any manner the investment of amounts in Participants' 1997 Plan Year Subaccounts; and

WHEREAS, due to the delay resulting from implementation of the changes reflected herein, to date no Participant has elected or has been given the opportunity to elect to participate in the Deferred Compensation Plan for the 1998
Plan Year;

NOW,  THEREFORE, it is declared as follows:

     1.   Amended Definitions.  The following definitions in
Section 1 of the Deferred Compensation Plan are amended to read as follows:

     "Election Date" shall mean (i) with respect to the first Plan Year, except as provided in clause (ii) of this definition, February 21, 1997; (ii) with respect to the first Plan Year, March 31, 1997, but only for Eligible Employees who did not elect to defer compensation on or before February 21, 1997; (iii) with respect to the 1998 Plan Year, February 20, 1998; and (iv) with respect to each subsequent Plan Year, December 1 of the immediately preceding Plan Year.

     "Plan Year" shall mean, with respect a Participant, that period beginning on the first day of the Participant's first pay period that begins on or after January 1, and ending on the last day of the Participant's pay period that ends on or includes the following December 31; provided, however, that (i) the first Plan Year shall be a short year beginning on the first day of the Participant's first pay period that begins on or after
February  21, 1997    (if such employee elected on or before
such date), or that begins after March 31, 1997 (if such employee did not elect to defer compensation on or before February 21, 1997, but did so elect on or before March 31,
1997), and in each case ending on the last day of the Participant's pay period that ends on or includes December 31, 1997 and (ii) the 1998 Plan Year shall be a short year

                        EXHIBIT 10(ppp)
beginning on the first day of the Participant's first pay period that begins after February 20, 1998, and ending on the last day of the Participant's pay period that ends on or includes December 31, 1998.

     2.        Amendment to Section 4.2.  Section 4.2 of the
Deferred Compensation Plan is amended to read in its entirety as follows:

          4.2 Percentage to be Deferred. For the initial Plan Year, an Eligible Employee may elect to defer any percentage of Salary not exceeding 25 percent and any percentage of Bonus not exceeding 15 percent. For the 1998 Plan Year, an Eligible Employee may elect to defer any percentage of Salary not exceeding 20 percent and any percentage of Bonus not exceeding 15 percent. For each subsequent Plan Year, an Eligible Employee may elect to defer any percentage of Salary not exceeding 15 percent and any percentage of Bonus not exceeding 15 percent. The percentage designated by the Participant shall apply to each payment of Salary and Bonus subject to the election.


     3.       Amendment to Section  4.4.  Section 4.4 of the
Deferred Compensation Plan is amended to read in its entirety as follows:

          4.4 Investment Elections. Each Participant may specify that all of the Compensation to be deferred for any Plan Year shall be deemed to be invested in one (and only one) of the following options (the "Participant Options"):

          4.4.1 Fixed Rate. A fixed rate of seven percent per annum, compounded monthly (the "Fixed Rate
          Option").

          4.4.2 401(k) Investments. The average rate of return, calculated daily, of those investments to which the Participant's salary deferrals in Mirage Resorts, Incorporated's Retirement Savings Voluntary Participation Plan adopted pursuant to
          Section 401(k) of the Code (the "401(k) Plan") are from time to time allocated, weighted in the same percentage as the Participant's salary deferrals in the 401(k) Plan (the "401(k) Plan Option").
          At such time or times as the Participant changes his or her investment election as among the 401(k) Plan Investments with respect to the Participant's salary deferrals in the 401(k) Plan (in the manner provided in the 401(k) Plan), the Participant shall be deemed concurrently to have changed the Participant's investment election as among the

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

          401(k) Plan Investments with respect to the 401(k)
          Plan Option for each Plan Year Subaccount in the same manner.

          If a Participant fails to elect a Participant Option for the deferred Compensation for any Plan Year, or if a Participant is not or ceases to be a participant in the 401(k) Plan and has not made an election as among the 401(k) Plan Investments for any Plan Year, he or she shall be deemed to have elected the Fixed Rate Option with respect to the deferred Compensation for such Plan Year. If a Participant is not or ceases to be a participant in the 401(k) Plan, and the Participant has elected or wishes to elect the 401(k) Plan Option for the deferred Compensation for any Plan Year, he or she shall file with the Committee an election, on a form provided by the Committee, designating the manner in which the Participant's deferred Compensation for such Plan Year is to be allocated as among the 401(k) Plan Investments.
          On or prior to the twentieth day of any calendar month, the Participant may change such designation as among the 401(k) Plan Investments, in 10% increments, by filing a new election on a form provided by the Committee. Such change shall be effective as of the first day of the following calendar month. The Participant Option elected for any part of the Compensation deferred by a Participant shall also apply to amounts credited as earnings on that part of the Compensation deferred.

     4.   Amendment to Section 4.5.  Section 4.5 of the
Deferred Compensation Plan is amended to read in its entirety as follows:

           4.5 Change of Investment Election. On or prior to the twentieth day of any calendar month , a Participant may change the designation of the Participant Options, as between the Fixed Rate Option and the 401(k) Plan Option, with respect to all (but not less than all) of the amount of any one or more Plan Year Subaccounts of the Participant by filing with the Committee an election on a form provided by the Committee.
          Such change shall be effective as of the first day of the following calendar month. A Participant may change his or her investment election as among the 401(k) Plan Investments as provided in Section 4.4.2.

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

     5. Addition of Section 4.7. A new Section 4.7 is added to the Deferred Compensation Plan as follows:

          4.7 1997 Plan Year Subaccount. Notwithstanding any other provision of this Plan, amounts in a Participant's 1997 Plan Year Subaccount shall continue to be invested in accordance with the Participant's investment election in effect on December 1, 1997, and such investment election may not be changed thereafter.

     6. Other Capitalized Terms. Except as otherwise expressly provided, all capitalized terms used herein shall have the meaning assigned to such terms in the Deferred
Compensation Plan.

     7. Confirmation. In all other respects, the terms of the Deferred Compensation Plan are hereby confirmed and shall remain in full force and effect.


IN WITNESS     WHEREOF, Mirage Resorts, Incorporated has
caused this document to be executed by its duly authorized officer effective as of February 1, 1998.

                              MIRAGE RESORTS, INCORPORATED

                                DANIEL R. LEE
                              _____________________________
                              By:  Daniel R. Lee
                              Title:  Chief Financial
                                      Officer

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